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                                                                 Exhibit 10.24


               [LETTERHEAD OF IKOS SYSTEMS, INC. APPEARS HERE]


                                  AGREEMENT

        THIS AGREEMENT (the "Agreement") is made and entered into the 11 day of April, 1997 by and between IKOS Systems, Inc., a Delaware Corporation (the "Company"), and Robert Hum ("Employee").


                                 WITNESSETH
                                 ----------

        WHEREAS, the Company desires to continue to obtain the benefit of the services of Employee in connection with the conduct of its business and the Employee is willing to continue to render such services subject to receipt of the benefits described in this Agreement.

        NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

        1.   Severance.  If within one year of a Transfer of Control (as
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hereinafter defined) (a) Employee's employment with the Company is terminated by the Company without cause (as hereinafter defined) or (b) Employee terminates his employment with the Company within 60 days of (i) Employee being required to move his office to a location more than thirty (30) miles from the Company's principal place of business on the date immediately prior to the Transfer of Control or (ii) Employee's base salary immediately prior to the Transfer of Control being reduced, Employee shall continue to receive the base salary (including commission, if any, based on the prior years average), vacation and insurance and health benefits he received immediately prior to the Date of Termination (as hereinafter defined) as if he were continually employed by the Company for a period of three hundred sixty five (365) days after the Date of Termination. Employee shall not be entitled to receive any other compensation or benefits, including, without limitation, additional stock options grants, bonus or other pay. Existing unvested stock options will vest 100% as of the date of termination.

        2.   Definitions.
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                  (a)   Cause Defined.  For the purposes hereof, termination
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for cause will include but not be limited to, the following: (i) Employee's violation of or failure to comply with any of the Company's successors reasonable rules and regulations, (ii) Employee's failure or inability to perform any reasonable assigned duties with a reasonable opportunity to cure after written notice of such failure (unless such failure results from employee's mental or physical disability), (iii) any act of dishonesty or falsification of records by Employee relating to Employee's employment or (iv) conviction of Employee for any felony or a crime involving fraud or embezzlement.

                  (b)   Date of Termination.  For the purposes hereof, in the
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event the Company terminates the Employee's employment with the Company, the
Date of Termination shall be the earlier of (i) the date the Board of Directors of the Company terminates Employee's employment or (ii) the date a senior officer of the Company terminates Employee's

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employment.  In the event Employee is required to relocate or Employee's base salary is reduced, as described in paragraph 1 above, and as a result, Employee elects to terminate his employment with the Company, the "Date of Termination" shall be the date Employee notifies the Company that he is terminating his employment.

                  (c)   Ownership Change and Transfer of Control.  For
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purposes hereof, an "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

                        (i) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company;

                        (ii) a merger or acquisition in which the Company is a party; or

                        (iii) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange, or transfer to one (1) or more corporations where the shareholders of the Control Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

        A "Transfer of Control" shall mean an Ownership Change in which the shareholders of the Company immediately before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company. In the event of an Ownership Change or Transfer of Control, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), shall assume the Company's rights and obligations under this Agreement.

        3. Nothing in this agreement shall affect the Employee's continuing obligation under the EMPLOYMENT AGREEMENT between the Employee and the Company regarding the handling of proprietary information and inventions.

        4.   Waiver or Modification.  Any waiver, modification or amendment of
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any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the parties against whom enforcement thereof is sought.

        5.   Entire Agreement.  This Agreement constitutes the full and
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complete understanding and agreement of the parties hereto with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto.

        6.   Severability.  If any provision of this Agreement is found to be
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unenforceable in any respect by a court of competent jurisdiction, such unenforceability shall not affect the remaining provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had been limited or modified (consistent with its general intent) to the

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extent necessary so that the provision shall be enforceable. If it is not possible to so limit or modify such unenforceable provision, the Agreement shall be construed as if such unenforceable provision had never been contained herein and the parties will use their best efforts to substitute an enforceable provision which implements the purposes and intents and provides the same economic benefit to the parties as the unenforceable provision.

        7.   Notices.  Any notice to be given by either party hereunder shall
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be in writing and shall be deemed to have been duly given if delivered or mailed, certified or registered mail, postage prepaid, as follows to the Company at: 19050 Pruneridge Avenue, Cupertino, California 95014, Attention:
Chief Executive Officer; and to the Employee at his address as it appears on the payroll records of the Company; or to such other address as may be furnished to the other party by written notice.

        8.   Arbitration.  Any controversy between the Company and Employee
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relating to this Agreement shall be settled by binding arbitration in Santa
Clara county pursuant to California Arbitration Act contained in Sections 1280 through 1294.2 of the California Code of Civil Procedure.

        9.   Governing Law.  This Agreement shall be governed and construed in
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accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


IKOS SYSTEMS, INC. EMPLOYEE:   /s/ Robert Hum       April 13, 1997
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By:  /s/  Ramon Nunez
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          Ramon Nunez

(Signature)

Title: President, CEO
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